Exhibit 10.2
HEARTLAND, INC.
EMPLOYEE NONSTATUTORY STOCK OPTION AGREEMENT

This Stock Option Agreement ("Agreement") is made and entered into as of the date set forth below, by and between HEARTLAND, INC., a Maryland corporation (the "Company"), and Terry Lee ("Optionee")

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.  Option Information.
(a)	Date of Option:	June 27, 2007
(b)	Optionee:	Terry Lee
(c)	Number of Shares:	1,822,504
(d)	Exercise Price:	$0.33 per share

2.  Acknowledgements.  The Board has authorized the granting to Optionee of a stock option ("Option") to purchase shares of common stock of the Company ("Stock") upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereunder.

3.  Shares; Price.  Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the "Shares") for cash (or on a cashless basis)  at the price per Share set forth in Section 1(d) above (the "Exercise Price"); which vest quarterly on a pro-rata basis over a period of five years commencing on the date hereof.  In the event that the Optionee is terminated for Cause, upon death or disability as set forth in Section 4.2 of Employment Agreement entered by and between the Company and Optionee dated June __, 2007 (the “Employment Agreement”) or the Optionee terminates the Employment Agreement, then the Option shall terminate.  All shares issued upon exercise of the Option shall be affixed with a legend stating that they are restricted.

4.  Term of Option; Continuation of Service.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, five (5) years from the date hereof unless the Optionee is terminated for Cause pursuant to Section 4 of the Employment Agreement entered by and between the Company and Optionee dated June 27, 2007.

5.  Exercise.  This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors) and (c) a written investment representation as provided for in Section 9 hereof.

This Option shall not be assignable or transferable and shall be exercisable only by Optionee during his or her lifetime.

At any time, the Optionee may, in his sole discretion, exercise this Option in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula:

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the closing sale price of the shares of common stock (as reported by Bloomberg) on the date immediately preceding the date of Notice of Exercise.

C= the Exercise Price then in effect at the time of such exercise.

6.  No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

7.  Recapitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares.

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.  This Option is subject to the Change of Control provision set forth in section 1.6 of the Employment Agreement.

In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

8.  Investment Intent; Restrictions on Transfer.

(a)  Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

(b)  Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

(c)  Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE EMPLOYMENT AGREEMENT ENTERED BY AND BETWEEN THE COMPANY AND THE HOLDER DATED JUNE 27, 2007 AND THEREFORE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A LEGAL OPINION STATING THAT SUCH RESTRICTIONS SET FORTH IN SUCH EMPLOYMENT AGREEMENT ENTERED BY AND BETWEEN THE COMPANY AND THE HOLDER DO NOT PREVENT THE HOLDER FROM SELLING DISPOSING OF SUCH SECURITIES.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

9.  Notices.  Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee.

10.  Applicable Law.  This Option has been granted, executed and delivered in the State of New York, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

In Witness Whereof, the parties hereto have executed this Option as of the date first above written.

COMPANY:	HEARTLAND, INC., a Maryland corporation By: /s/Trent Sommerville Name: Trent Sommerville Title: Chief Executive Officer

OPTIONEE:	By: /s/Terry Lee (signature) Name: Terry Lee

Appendix A

NOTICE OF EXERCISE

HEARTLAND, INC.
______________________
______________________

Re: Stock Option

Notice is hereby given pursuant to Section 5 of my Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option Agreement dated: ____________

__	a "Cash Exercise" with respect to _________________ Option Shares; and/or

__	a "Cashless Exercise" with respect to _______________ Option Shares.

In the event of a Cash Exercise, a check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

By: (signature) Name: